SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2017

TransDigm Group Incorporated
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)
001-32833
(Commission File Number)
41-2101738
(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)
(216) 706-2960
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants’ under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On February 22, 2017, TransDigm Group Incorporated (NYSE: TDG) announced that it has acquired the stock of SCHROTH Safety Products GmbH and certain aviation and defense assets and liabilities from subsidiaries of Takata Corporation (TYO:7312) for approximately $90 million in cash. The primary businesses purchased are that of SCHROTH Safety Products GmbH and Takata Protection Systems Inc., both of which will be known going forward as SCHROTH, which design and manufacture proprietary, highly engineered, advanced safety systems for aviation, racing and military ground vehicles throughout the world.

A copy of the February 22, 2017 press release announcing the acquisition is attached to this Current Report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits
The following exhibit is being filed with this Current Report on Form 8-K:

99.1	Press Release issued February 22, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Terrance M. Paradie
Terrance M. Paradie
Executive Vice President and
Chief Financial Officer
Date: February 22, 2017

Exhibit Index

Exhibit No.	Description
99.1	Press Release of TransDigm Group Incorporated, dated February 22, 2017.